SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 ______________

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                            Greater Community Bancorp
                              GCB Capital Trust II
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             (Exact name of registrant as specified in its charter)


                  New Jersey                              22-2545165
                   Delaware                               71-6194013
-------------------------------------------    ---------------------------------
  (State of incorporation or organization)     (IRS Employer Identification No.)

              55 Union Boulevard
              Totowa, New Jersey                             07512
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   (Address of principal executive offices)               (Zip Code)

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If this Form relates to the registration of a class      If this Form relates to the registration of a class
of debt securities and is effective upon filing          of debt securities and is to become effective
pursuant to General Instruction A(c)(1) please           simultaneously with the effectiveness of a
check the following box.  |_|                            concurrent registration statement under the
                                                         Securities Act of 1933 pursuant to General
                                                         Instruction A(c)(2) please check the following
                                                         box.  |_|


Securities Act registration statement file number to which this form relates:   333-89050 and 333-89050-01
                                                                                --------------------------
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        Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE
                                  ------------

        Securities to be registered pursuant to Section 12(g) of the Act:


              ______% Preferred Securities of GCB Capital Trust II
       _____% Junior Subordinated Debentures of Greater Community Bancorp Guarantee of Greater Community Bancorp of certain obligations under the
                              Preferred Securities
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                                (Title of class)
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Item 1. Description of Registrant's Securities to be Registered

         A description of the Securities to be registered hereby will be set forth in a prospectus (the "424(b) Prospectus") to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, by GCB Capital Trust II and Greater Community Bancorp. The 424(b) Prospectus shall, upon filing, be deemed to be incorporated by reference herein.

Item 2. Exhibits

         1        Form of Amended and Restated Trust Agreement *
         2.       Form of Junior Subordinated Indenture *
         3.       Form of Guarantee *

* Each such document is hereby incorporated herein by reference to the form thereof included as exhibits 4.4 (Amended and Restated Trust Agreement),
     4.1 (Junior Subordinated Indenture) and 4.6 (Guarantee) to the registration statement of Greater Community Bancorp and GCB Capital Trust II filed on May 24, 2002, under the Securities Act of 1933, as amended, Registration Nos. 333-89050 and 333-89050-01.

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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

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                                            GREATER COMMUNITY BANCORP



Date:  June 12, 2002                        By:  /s/ George E. Irwin
                                                 ------------------------------------------------------
                                                 George E. Irwin, President and Chief Executive Officer
                                                 (Duly Authorized Representative)



                                            GCB CAPITAL TRUST II



Date:  June 12, 2002                        By:  /s/ George E. Irwin
                                                 ------------------------------------------------------
                                                 George E. Irwin, Administrator
                                                 (Duly Authorized Representative)


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